UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)

(415) 518-8494
(Company’s Telephone Number)

With a copy to the Company’s legal counsel:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2018, Bigfoot Project Investments (the “Company”), signed a letter of intent “LOI” with IMT Services LLC dba Greenfoot Technologies. The shareholders of IMT will receive BGFT securities in the form of Preferred Stock in the Acquisition, in exchange for securities held in IMT. Following the Closing, IMT will become a wholly owned subsidiary of BGFT. Once fully executed this acquisition will provide BGFT additional revenue streams as well as access to professionals that will assist in the development of the future movie projects as well as programming expertise for a Searching for Bigfoot game.

Bigfoot Project Investments Inc. believes that the acquisition of Greenfoot has given them a stronger position to negotiate terms in the upcoming merger.

On August 21, 2018, Auctus Fund LLC (the “Investor”), issued the final conversion notice for the loan executed on February 28, 2017. Bigfoot Project Investments Inc., (OTC Pink: BGFT) issued to Auctus Fund LLC 28,320,166 shares of common stock to pay the outstanding balance of $3,398 in penalties. This conversion fully satisfied the outstanding note.

On August 23, 2018, Bigfoot Project Investments (the “Company”), entered into a Securities Purchase Agreement (the Securities Purchase Agreement”) with Power Up Lending (the “Investor”), pursuant to which the Company sold to the Investor convertible promissory note in the principal amount of $33,000 (the “Note”), for an aggregate purchase price of $30,000. The Note Matures on May 15, 2019, bears interest rate of 12% per year payable on maturity date in cash or shares of common stock at the Company’s option (subject to certain conditions), and is convertible into shares of the Company’s common stock at the conversion price equal to the lower of (i) the closing sale price of the common stock on the principal market on the trading day immediately preceding the closing date, and (ii) 58% of either the lowest sale price for the common stock during the 20 consecutive trading days including and immediately preceding the conversion date.

On August 26, 2018, Bigfoot Project Investments (the “Company”), entered into a Securities Purchase Agreement (the Securities Purchase Agreement”) with Auctus Fund LLC (the “Investor”), pursuant to which the Company sold to the Investor convertible promissory note in the principal amount of $110,000 (the “Note”), for an aggregate purchase price of $100,000. The Note Matures on May 1, 2019, bears interest rate of 10% per year payable on maturity date in cash or shares of common stock at the Company’s option (subject to certain conditions), and is convertible into shares of the Company’s common stock at the conversion price equal to the lower of (i) the closing sale price of the common stock on the principal market on the trading day immediately preceding the closing date, and (ii) 55% of either the lowest sale price for the common stock during the 20 consecutive trading days including and immediately preceding the conversion date.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The forgoing descriptions of the Securities Purchase Agreement and the Note are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: August 31, 2018	By:	/s/ Tom Biscardi
Tom Biscardi
CEO